Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Key Tronic Corporation
Spokane Valley, Washington
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-159582, 333-70917, 333-61202, and 333-199566) of Key Tronic Corporation of our reports dated September 12, 2019, relating to the consolidated financial statements and financial statement schedule, and the effectiveness of Key Tronic Corporation's internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

Spokane, Washington
September 12, 2019